                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              SAPIENT CORPORATION
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                              SAPIENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 15, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Sapient Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, June 15, 1999, at 1:00 p.m., at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect two Class III Directors for the ensuing three years;

     2. To approve an amendment to the Company's 1998 Stock Incentive Plan increasing the number of shares of Common Stock available for issuance thereunder from 2,000,000 to 4,500,000; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Tuesday, April 20, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          JERRY A. GREENBERG
                                          Secretary

May 10, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 15, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sapient Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, June 15, 1999, at 1:00 p.m., at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     At the close of business on April 20, 1999, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 27,785,666 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 10, 1999. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, ONE MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02142. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to approve the proposed amendment to the Company's 1998 Stock Incentive Plan.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality or a majority of the shares voting on a matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 1999 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) Messrs. Greenberg and Moore, the Co-Chief Executive Officers of the Company, and the five other executive officers listed in the Summary Compensation Table set forth under the caption "Compensation of Executive Officers" below (the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as of March 31, 1999 as a group.

                                                                    AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP(1)
                                                              --------------------------------
                                                                                    PERCENT OF
                      BENEFICIAL OWNER                        NUMBER OF SHARES        CLASS
                      ----------------                        ----------------      ----------
5% STOCKHOLDERS
Jerry A. Greenberg..........................................      5,979,180(2)         21.5%
  Co-Chief Executive Officer
  c/o Sapient Corporation
  One Memorial Drive
  Cambridge, Massachusetts 02142
J. Stuart Moore.............................................      5,742,800(3)         20.7%
  Co-Chief Executive Officer
  c/o Sapient Corporation
  One Memorial Drive
  Cambridge, Massachusetts 02142
Janus Capital Corporation...................................      1,558,540(4)          5.6%
  100 Fillmore Street
  Denver, CO 80206
Capital Research and Management Company.....................      1,552,400(5)          5.6%
  333 South Hope Street
  Los Angeles, CA 90071
OTHER DIRECTORS
R. Stephen Cheheyl..........................................         10,000               *
Darius W. Gaskins, Jr. .....................................         11,700               *
Bruce D. Parker.............................................         11,600               *
Carl S. Sloane..............................................          3,100               *
OTHER NAMED EXECUTIVE OFFICERS
Sheeroy D. Desai............................................        389,504             1.4%
Susan D. Johnson............................................         23,600               *
Desmond P. Varady...........................................         72,240               *
Preston B. Bradford.........................................         77,601               *
Christopher R. Davey........................................         80,500               *
All executive officers and directors, as a group (12
  persons)..................................................     12,401,825            44.7%

---------------
 *  Less than 1%

(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted. Includes the following number of shares issuable within the 60-day period following March 31, 1999 pursuant to the exercise of options: Mr. Cheheyl (9,000); Mr. Gaskins (9,000); Mr. Parker (9,000); Mr. Sloane (500); Mr. Desai (83,000); Ms.
    Johnson (12,500); Mr. Varady

    (38,374); Mr. Bradford (28,890); Mr. Davey (10,000); and all executive officers and directors as a group (200,264). As of March 31, 1999, there were 27,752,999 shares of Common Stock outstanding.

(2) Includes 261,701 shares held by the Jerry A. Greenberg Three-Year Qualified Annuity Trust-1996, 1,683,020 shares held by the Jerry A. Greenberg Eight-Year Qualified Annuity Trust-1996 and 445,850 shares held by the Jerry
    A. Greenberg Three-Year Qualified Annuity Trust-1997, of which trusts Mr. Greenberg is a co-trustee and over which shares Mr. Greenberg shares voting and/or investment control.

(3) Includes (i) 1,867,745 shares held by the J. Stuart Moore Eight-Year Qualified Annuity Trust-1996, of which Mr. Moore is the sole trustee and over which Mr. Moore has sole voting and investment control, (ii) 521,027 shares held by the J. Stuart Moore Two-Year Qualified Annuity Trust-1998 and 438,213 shares held by the J. Stuart Moore Remainder Trust, of which trusts Mr. Moore is a co-trustee and over which shares Mr. Moore shares investment control, (iii) 13,860 shares held by the J. Stuart Moore Irrevocable Trust, of which Mr. Moore's wife is a co-trustee and over which shares Mr. Moore's wife shares voting and/or investment control and (iv) 390,000 shares held by the J. Stuart Moore Gift Trust of 1995, over which shares Mr. Moore does not have voting or investment control but in which shares Mr. Moore's children have a beneficial interest. Mr. Moore disclaims beneficial ownership of the shares held by the trusts except to the extent of his proportionate pecuniary interest therein.

(4) The information reported is based on Schedule 13Gs, dated February 12, 1999, filed with the Securities and Exchange Commission by each of Janus Capital Corporation ("Janus") and Thomas H. Bailey. Janus is a registered investment advisor, in which capacity it has shared voting power over all of the shares and shared dispositive power over all of the shares. Mr. Bailey is President and Chairman of the Board of Directors of Janus. In addition, Mr. Bailey owns approximately 12.2% of the outstanding stock of Janus.

(5) The information reported is based on a Schedule 13G, dated February 11, 1999, filed with the Securities and Exchange Commission by Capital Research and Management Company ("Capital Research"). Capital Research is a registered investment advisor, in which capacity it has sole dispositive power over all of the shares.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire in 2000, two Class II directors, whose terms expire in 2001, and two Class III directors, whose terms expire at this Meeting (in all cases subject to the election and qualification of their successors or their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote each proxy for the election of R. Stephen Cheheyl and Carl S. Sloane as Class III directors, unless authority to vote for the election of either or both of the nominees is withheld by marking the proxy to that effect. Messrs. Cheheyl and Sloane are both currently directors of the Company.

     Each Class III director will be elected to hold office until the Company's annual meeting of stockholders to be held in 2002 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if either nominee should be unable or unwilling to stand for election, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected.

     All of the Company's directors are listed below with their principal occupation and business experience for the past five years, the names of other publicly held companies of which they serve as a director, age and length of service as a director of the Company.

                                                    Principal Occupation, Other Business
                                 Director           Experience during Past Five Years and
          Name             Age    Since                      Other Directorships
          ----             ---   --------           -------------------------------------
NOMINEES FOR TERMS EXPIRING IN 2002 (CLASS III DIRECTORS)
R. Stephen Cheheyl.......  53      1996     From October 1994 until he retired on December 31,
                                            1995, Mr. Cheheyl served as Executive Vice President,
                                            Business Operations, of Bay Networks, Inc., a
                                            manufacturer of computer networking products, which
                                            was formed through the merger of Wellfleet
                                            Communications, Inc. and Synoptics Communications,
                                            Inc. From December 1990 to October 1994, Mr. Cheheyl
                                            served as Senior Vice President, Finance and
                                            Administration of Wellfleet. Mr. Cheheyl is a
                                            director of Auspex Systems, Inc. and MCMS, Inc.
Carl S. Sloane...........  62      1995     Mr. Sloane is the Ernest L. Arbuckle Professor of
                                            Business Administration at Harvard University's
                                            Graduate School of Business Administration, where he
                                            has been a member of the faculty since September
                                            1991. Mr. Sloane is a director of Ionics, Inc., The
                                            Pittston Company and Rayonier, Inc.
DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS I DIRECTORS)
Jerry A. Greenberg.......  33      1991     Mr. Greenberg co-founded the Company in 1991 and has
                                            served as Co-Chairman of the Board of Directors and
                                            Co-Chief Executive Officer of the Company since its
                                            inception.
Bruce D. Parker..........  51      1995     Since December 1997, Mr. Parker has been Senior Vice
                                            President and Chief Information Officer at United
                                            Airlines, Inc. From September 1994 to December 1997,
                                            Mr. Parker was Senior Vice President-Management
                                            Information Systems and Chief Information Officer at
                                            Ryder System, Inc., a transportation company. From
                                            April 1993 to September 1994, Mr. Parker served as a
                                            Vice President of American Airlines, Inc. and as
                                            President of its Sabre Development Services Division.
DIRECTORS WHOSE TERMS EXPIRE IN 2001 (CLASS II DIRECTORS)
Darius W. Gaskins, Jr....  59      1995     Mr. Gaskins is a founding partner of Norbridge, Inc.
                                            formerly Carlisle, Fagan, Gaskins & Wise, Inc., a
                                            management consulting firm, which was formed in 1993.
                                            Since June 1991, Mr. Gaskins has also been a partner
                                            of High Street Associates, Inc., which owns and
                                            manages a specialty chemical company. Mr. Gaskins is
                                            a director of Anacomp Inc., Rohn Industries, Inc. and
                                            Northwestern Steel and Wire Company.

                                                    Principal Occupation, Other Business
                                 Director           Experience during Past Five Years and
          Name             Age    Since                      Other Directorships
          ----             ---   --------           -------------------------------------
J. Stuart Moore..........  37      1991     Mr. Moore co-founded the Company in 1991 and has
                                            served as Co-Chairman of the Board of Directors and
                                            Co-Chief Executive Officer of the Company since its
                                            inception.

     For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met ten times (including by telephone conference) during 1998. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     The Company has a standing Audit Committee, which is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held four meetings during 1998. The Audit Committee is currently comprised of Messrs. Cheheyl and Parker, each a non-employee director.

     The Company has a standing Compensation Committee, which is responsible for reviewing the Company's overall compensation policies and approving the compensation of the Company's executive officers. The Compensation Committee held two meetings during 1998. The current members of the Compensation Committee are Messrs. Parker and Sloane, each a non-employee director.

DIRECTOR COMPENSATION

     Each non-employee director is paid $3,000 for attendance in person at each Board meeting and $750 for attendance in person at any committee meeting that is not held on the same day as a Board meeting. If a director participates by telephone, rather than in person, one-half of such amount is paid. In addition, each non-employee director is reimbursed for expenses incurred in connection with attending meetings. Directors receive no other cash compensation for serving as directors.

     On May 8, 1998, each of the Company's four non-employee directors was granted a stock option under the Company's 1996 Equity Stock Incentive Plan to acquire 2,000 shares of Common Stock at an exercise price of $40.00 per share, which was the closing price for the Company's Common Stock on May 8, 1998. Such options vest in four equal annual installments starting on the first anniversary of the date of grant.

     In February 1996, the Board adopted and the stockholders approved the 1996 Director Stock Option Plan (the "Director Plan"), pursuant to which each new non-employee director elected to the Board of Directors in the future will be granted, upon his or her initial election as a director, an option to purchase 10,000 shares of Common Stock. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will vest over a four year period, provided the optionholder continues to serve as a director of the Company, and will expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a director of the Company). No options have ever been granted under the Director Plan, which provides for the issuance of a maximum of 60,000 shares.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation paid in each of the last three fiscal years to the Named Executive Officers.

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        -------------
                                                                          NUMBER OF
                                                                           SHARES
                                             ANNUAL COMPENSATION(1)      UNDERLYING       ALL OTHER
             NAME AND                        -----------------------        STOCK        COMPENSATION
        PRINCIPAL POSITION           YEAR      SALARY        BONUS      OPTIONS(#)(2)        (3)
        ------------------           ----    ----------    ---------    -------------    ------------
Jerry A. Greenberg.................  1998     $ 50,000     $ 69,693             0           $1,250
  Co-Chairman of the Board and       1997       50,000      107,396             0              470
  Co-Chief Executive Officer         1996       50,000      106,567             0                0
J. Stuart Moore....................  1998     $ 50,000     $ 69,693             0           $1,250
  Co-Chairman of the Board and       1997       50,000      107,396             0            1,250
  Co-Chief Executive Officer         1996       50,000      106,567             0            1,250
Sheeroy D. Desai...................  1998     $100,000     $ 41,375        50,000           $1,250
  Executive Vice President           1997       50,000      109,650             0            1,250
                                     1996       50,000       94,900             0            1,172
Susan D. Johnson...................  1998     $100,000     $ 70,800        10,000           $1,250
  Chief Financial Officer            1997       60,000       67,750        40,000            1,250
                                     1996       60,000       43,875             0            1,250
Desmond P. Varady(4)...............  1998     $100,000     $111,719        10,500           $1,250
  Senior Vice President
Preston B. Bradford(4).............  1998     $100,000     $ 84,125         4,000           $1,250
  Senior Vice President
Christopher R. Davey(4)............  1998     $100,000     $ 44,404         6,667           $1,250
  Senior Vice President

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus for the Named Executive Officer for such year.

(2) The Company has never granted any stock appreciation rights.

(3) Amounts shown in this column represent the Company's matching contributions under the Company's 401(k) Plan.

(4) The indicated Named Executive Officers became executive officers of the Company during 1998.

     Each Named Executive Officer has executed an agreement which prohibits him or her from competing with the Company for a period of 12 months following termination of his or her employment with the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1998 by the Company to the Named Executive Officers.

                                         INDIVIDUAL GRANTS
                        ----------------------------------------------------
                                       PERCENT OF
                        NUMBER OF        TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                        SECURITIES      OPTIONS                                   ASSUMED ANNUAL RATES OF
                        UNDERLYING     GRANTED TO     EXERCISE                  STOCK PRICE APPRECIATION FOR
                          OPTION       EMPLOYEES       OR BASE                         OPTION TERM(3)
                         GRANTED       IN FISCAL        PRICE     EXPIRATION   ------------------------------
         NAME             (#)(1)          YEAR        ($/SH)(2)      DATE           5%               10%
         ----           ----------   --------------   ---------   ----------   -------------    -------------
Jerry A.
  Greenberg(4)........     --           --               --          --            --               --
J. Stuart Moore(4)....     --           --               --          --            --               --
Sheeroy D. Desai......    50,000          1.93%        $ 33.94     10/13/08     $1,067,171       $2,704,422
Susan D. Johnson......    10,000           .39%        $ 44.00     12/15/08     $  276,714       $  701,247
Desmond P. Varady.....    10,500           .40%        $ 44.00     12/15/08     $  290,549       $  736,309
Preston B. Bradford...     4,000           .15%        $ 44.00     12/15/08     $  110,685       $  280,499
Christopher R.
  Davey...............     6,667           .26%        $ 44.00     12/15/08     $  184,485       $  467,521

---------------
(1) Represents options granted pursuant to the Company's 1998 Stock Incentive Plan, other than Mr. Desai's options, which were granted under the 1996 Equity Stock Incentive Plan. Options granted become exercisable in four equal installments commencing on the first day of the month following the first anniversary of the date of grant, other than Mr. Desai's option which vests in six equal annual installments and Mr. Varady's option which vests in five equal annual installments.

(2) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the 10-year term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the optionholder's continued employment through the option period and the date on which the options are exercised.

(4) Messrs. Greenberg and Moore do not participate in the Company's stock plans.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes, for each of the Named Executive Officers, the number of shares acquired on exercise of options during the fiscal year ended December 31, 1998, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by such officers on December 31, 1998.

                                                               NUMBER OF SHARES
                                                                  UNDERLYING
                                                                 UNEXERCISED        VALUE OF UNEXERCISED
                                  NUMBER OF                        OPTIONS          IN-THE-MONEY OPTIONS
                                   SHARES         VALUE       AT FISCAL YEAR-END     AT FISCAL YEAR-END
                                 ACQUIRED ON     REALIZED        EXERCISABLE/           EXERCISABLE/
             NAME                EXERCISE(#)       (1)         UNEXERCISABLE(#)       UNEXERCISABLE(2)
             ----                -----------    ----------    ------------------    --------------------
Jerry A. Greenberg(3)..........     --              --               --                      --
J. Stuart Moore(3).............     --              --               --                      --
Sheeroy D. Desai...............    439,000      $2,324,071      83,000/128,000      $4,598,310/5,423,910
Susan D. Johnson...............     41,000      $1,598,026      12,300/ 66,500      $  617,875/2,311,875
Desmond P. Varady..............     67,826      $1,562,589      34,200/ 75,100      $1,733,090/2,726,550
Preston B. Bradford............     65,900      $1,663,223      17,250/106,350      $  829,198/4,310,683
Christopher R. Davey...........    215,000      $3,898,440      15,000/ 61,667      $  510,000/1,795,004

---------------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Represents the difference between the last reported sale price per share ($56.00) of the Common Stock on December 31, 1998, as reported on the Nasdaq National Market, and the exercise price.

(3) Messrs. Greenberg and Moore do not participate in the Company's stock plans.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for reviewing the Company's overall compensation policies and, with the input of the Company's Co-Chief Executive Officers, setting the compensation of the Company's executive officers. Throughout 1998, the Compensation Committee was comprised solely of two non-employee directors, Messrs. Parker and Sloane.

  Compensation Philosophies and Goals

     The Company's executive compensation program for 1998, which consisted of a combination of base salary, cash bonuses and stock options, is designed in large part to align executive incentives with the Company's strategic goals. Accordingly, a significant portion of the total cash compensation of the Company's senior executives was directly linked to the Company's and the executive's satisfaction of specified goals. By tying compensation to the achievement of the Company's core objectives and fundamental values, the Company believes that a performance-oriented environment is created for its executives and other employees.

     The Company's executive compensation program for 1998 was also intended to align executive and shareholder interests by providing executives with an equity interest in the Company through the granting of stock options. Consistent with this purpose, because Messrs. Greenberg and Moore, the Company's founders, each already holds a significant equity stake in the Company, they do not participate in the Company's stock option plans. The size of option grants was recommended by the Co-Chief Executive Officers to the Compensation Committee for approval. The Compensation Committee based its review of such recommended grants on various factors, including the executive's responsibilities, the executive's past, present and expected contributions to the Company and the executive's current stock and option holdings.

     In addition to structuring its executive compensation program in a manner which will reward executives for the achievement of the Company's business objectives as well as for individual performance, the Company also seeks to attract and retain key executives through its compensation program.

  Compensation in Fiscal 1998

     Cash Compensation.

     In keeping with the Company's desire to create a performance-oriented environment through its compensation programs, the bonus component is a significant percentage of the overall cash compensation payable to the Company's executive officers. Base salaries of the executive officers for 1998 were determined by the Compensation Committee.

     The Company adopted an executive bonus plan for 1998 which covered the executive officers and other senior management of the Company. Under the bonus plan, the Co-Chief Executive Officers recommended to the Compensation Committee for approval the target amount of bonus compensation payable to each participant for the year. Each participant's actual bonus compensation was determined based on the Company's and the participant's, as the case may be, achievement of specified goals in five key measurement areas: client satisfaction, market awareness, financial performance, organizational goals and personal goals. The weighting of each of the five measurements varied for each participant, depending on his or her role in the Company. Also depending on a participant's role in the Company, the achievement of certain goals was measured on a Company-wide, industry-specific or individual office basis. Each participant's actual bonus compensation was then determined based on the following factors:

     - Client Satisfaction. Depending on a participant's role in the Company, zero to forty percent of each participant's bonus compensation was based on a weighted average of the Company's measurements of client satisfaction, which are collected by the Company in writing throughout the year in connection with each client project. Also depending on a participant's role in the Company, the client satisfaction ratings used to calculate a participant's bonus compensation were based on ratings from clients on a regional, industry-specific or Company-wide basis.

     - Market Awareness. Depending on a participant's role in the Company, ten to sixty-five percent of a participant's bonus compensation was based on market awareness ratings. The Company established marketing goals relating to the results of surveys conducted by outside research firms and the development and marketing of packaged service offerings. Each participant was entitled to receive a specified percentage from zero to 120 percent of the bonus compensation allocable to this measurement based on these ratings.

     - Financial Performance. Depending on a participant's role in the Company, ten to seventy percent of a participant's bonus compensation was based on the Company's satisfaction of financial goals established by the Company. The Company established financial targets relating to revenue, revenue mix and operating margin, and each participant was entitled to receive a specified percentage from zero to 120 percent of the bonus compensation allocable to the specific financial goal, depending on the Company's actual financial achievement of each goal.

     - Organization. Depending on a participant's role in the Company, zero to sixty percent of a participant's bonus compensation was based on the achievement of specified organizational goals to be met on a Company and individual participant basis. The Company established organizational goals relating to hiring and retention of employees, office morale and growth and leadership. With respect to each of these organizational goals, each participant was entitled to receive a specified percentage from zero to 120 percent of the bonus compensation allocable to the specific goal, depending on the Company's or the participant's individual performance.

     - Personal. Depending on a participant's role in the Company, zero to sixty percent of a participant's bonus compensation was based on the achievement of personal goals set by the individual and his or her immediate supervisor at the beginning of the year.

     In February 1999, the Compensation Committee reviewed the Company's and each executive officer's performance against the objective criteria described above. Based on this review, and in accordance with the criteria described above, bonus payments were approved to each executive officer ranging from approximately 60% to 90% of his or her full target bonus. As indicated in the Summary Compensation Table, Messrs. Greenberg and Moore each received a bonus of $69,693 in 1998.

     Incentive Compensation.

     During 1998 the Named Executive Officers received options to purchase an aggregate of 81,167 shares of Common Stock at a weighted average exercise price of $38.72 per share, as indicated in the Option Grants in Last Fiscal Year table.

  Compliance with Internal Revenue Code Section 162(m).

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company has structured the 1998 Stock Incentive Plan to qualify income received upon the exercise of stock options granted under that plan as performance-based compensation. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of the Company's compensation program in a manner designed to permit unlimited deductibility for federal income tax purposes.

                                          Bruce D. Parker
                                          Carl S. Sloane

                         COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from April 3, 1996 (the date the Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended) through December 31, 1998 with the cumulative total return on (i) the Nasdaq Composite Index and (ii) the GSTI Computer Services Index. The comparison assumes the investment of $100 on April 3, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.
[PERFORMANCE GRAPH]

                                                                                                         GSTI COMPUTER SERVICES
                                                   SAPIENT CORPORATION       NASDAQ COMPOSITE INDEX               INDEX
                                                   -------------------       ----------------------      ----------------------
4/3/96                                                   100.00                      100.00                      100.00
12/31/96                                                 100.30                      115.70                      102.90
12/31/97                                                 145.80                      140.70                      117.80
12/31/98                                                 266.70                      196.50                      146.80

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1998, Sapient performed services for HealthWatch Technologies, LLC ("HealthWatch"). HealthWatch was created by Sapient and others for the purpose of performing Medicaid fraud, abuse and overpayment detection and collection services to state governments, including one state government that had awarded a service contract to Sapient to perform such services. HealthWatch was created after Sapient's Board of Directors determined that it would not be in Sapient's best interest to directly provide such detection and collection services. Sapient owns approximately 38% of the outstanding limited liability company interests of HealthWatch, and certain affiliates of the Company own approximately 11% of the outstanding limited liability company interests of HealthWatch. In addition, Messrs. Greenberg and Moore together have loaned approximately $2.4 million to HealthWatch. The loan proceeds were used by HealthWatch to help finance its start-up costs. The loans accrue interest at an annual rate of 8%.

     Sapient's fees for the services it performed during 1998, which consisted of designing, developing and implementing HealthWatch's detection software system, were approximately $1.8 million. In addition, HealthWatch has engaged Sapient to provide maintenance and support services throughout 1999 for the

HealthWatch system for approximately $1.7 million. Sapient believes that the prices and terms of the services for HealthWatch are no less favorable to Sapient than those which Sapient would have received in an arms' length transaction with an unaffiliated third party.

                          PROPOSAL 2 -- APPROVAL OF AN
                   AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN

     The Board of Directors believes that the continued growth and success of the Company depends, in large part, upon its ability to attract, retain and motivate key employees. Accordingly, on April 23, 1999, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares of Common Stock available for issuance under the 1998 Plan from 2,000,000 shares to 4,500,000 shares to ensure that the Company may continue to attract and retain key employees who are expected to contribute to the Company's growth and success. Of the 2,000,000 shares authorized for issuance under the 1998 Plan, options for the purchase of 638,201 shares of Common Stock, net of forfeitures, have been granted during the one-year period since the adoption of the 1998 Plan, leaving a balance of 1,389,827 shares of Common Stock reserved for future options grants. THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT OF THE 1998 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND THE RESERVATION OF AN ADDITIONAL 2,500,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

SUMMARY OF THE 1998 PLAN

     The following is a brief summary of the material terms of the 1998 Plan. This summary is qualified in its entirety by reference to the 1998 Plan, a copy of which may be obtained from the Secretary of the Company.

     Description of Awards. The 1998 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years (or five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 1998 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1998 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

     General Provisions Applicable to Awards. The 1998 Plan authorizes the Board to provide for transferable Awards. However, options intended to qualify as incentive stock options may not be transferable other than by will of by the laws of descent and distribution. In addition, except as otherwise determined by the Board, participants may satisfy withholding tax requirements by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation.

     Eligibility to Receive Awards. Officers, employees (including individuals who have accepted an offer for employment), directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1998 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which Awards may be granted to any participant under the 1998 Plan may not exceed 500,000 shares per calendar year.

     All of the Company's employees, including the eight current executive officers, and all of the Company's directors, including the four current non-employee directors, are eligible to receive Awards under the 1998 Plan. As of December 31, 1998, the Company had 1,450 full-time employees. The granting of Awards under the 1998 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     From the initial adoption of the 1998 Plan through March 31, 1999, options to purchase the following number of shares had been granted under the 1998 Plan to the following persons and groups: Jerry A. Greenberg, Co-Chairman of the Board and Co-Chief Executive Officer (0); J. Stuart Moore, Co-Chairman of the Board and Co-Chief Executive Officer (0); Sheeroy D. Desai, Executive Vice President (0); Susan D. Johnson, Chief Financial Officer (10,000); Desmond P. Varady, Senior Vice President (10,500); Preston B. Bradford, Senior Vice President (4,000); Christopher R. Davey, Senior Vice President (6,667); R. Stephen Cheheyl (0); Carl S. Sloane (0); all current executive officers of the Company as a group (51,167); all current directors who are not executive officers of the Company as a group (0); and all employees of the Company who are not executive officers of the Company as a group (607,034).

     Administration. The 1998 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Plan and to interpret the provisions of the 1998 Plan. Pursuant to the terms of the 1998 Plan, the Board of Directors may delegate authority under the 1998 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1998 Plan, including the granting of options to executive officers, and has authorized the Co-CEO's, as a committee of the Board, to administer certain aspects of the 1998 Plan, including the grant of Awards to employees who are not executive officers (subject to certain limitations on the maximum number of shares subject to any such Award). Subject to any applicable limitations contained in the 1998 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     Adjustments. The Board of Directors is required to make appropriate adjustments in connection with the 1998 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. The 1998 Plan also provides for adjustments to be made to Awards if the Common Stock of the Company is converted into or exchanged for cash, securities or other property in connection with a merger, consolidation or statutory share exchange transaction (an "Acquisition Event"). In the case of options, upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding options shall be assumed, or equivalent options substituted, by the acquiring corporation. If the acquiring corporation does not agree to assume, or substitute for, such options, then the Board shall accelerate the exercisability of all outstanding options or provide for a cash out of the value of such options. In the case of restricted stock Awards, upon the occurrence of an Acquisition Event, the 1998 Plan provides that the repurchase rights of the Company shall continue to apply to the cash, securities or other property into which the Common Stock is exchanged for as a result of the Acquisition Event in the same manner and to the same extent as before the Acquisition Event.

     Amendment or Termination. No Award may be made under the 1998 Plan after March 24, 2008, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1998 Plan, except that, after the date of such amendment, no Award that is intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company's stockholders.

     On April 20, 1999, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $56.50.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan.

     Tax Consequences to Participants -- Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Tax Consequences to Participants -- Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Tax Consequences to Participants -- Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock Award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a
Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

     Tax Consequences to Participants -- Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 1998 Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award or underlying Common Stock.

     Tax Consequences to the Company. The grant of an Award under the 1998 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition, or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of KPMG Peat Marwick LLP as independent auditors of the Company for the current fiscal year. KPMG Peat Marwick LLP has served as the Company's independent auditors since 1994. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company reserves the right to retain outside agencies for the purpose of soliciting proxies. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies and the Company will reimburse them for their out-of-pocket expenses in connection with this distribution.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon a review of reports submitted, and representations made, to the Company, the Company believes that during 1998 its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements, other than a late filing by Ms. Johnson reporting a stock option exercise and a late filing by Mr. Gaskins reporting an acquisition of Common Stock by a family member.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the Company's 2000 Annual Meeting of Stockholders (the "2000 Annual Meeting") must be submitted to the Secretary of the Company at its offices, One Memorial Drive, Cambridge, Massachusetts 02142, no later than January 10, 2000.

     If a stockholder of the Company wishes to present a proposal before the 2000 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2000 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2000 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2000 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          JERRY A. GREENBERG
                                          Secretary

May 10, 1999

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                               SAPIENT CORPORATION

                            1998 STOCK INCENTIVE PLAN
                            -------------------------

1.       PURPOSE

         The purpose of this 1998 Stock Incentive Plan (the "Plan") of Sapient Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Sapient Corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       ELIGIBILITY

         All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       ADMINISTRATION, DELEGATION

         (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

         (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       STOCK AVAILABLE FOR AWARDS

         (a) NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,000,000 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.       STOCK OPTIONS

         (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

         (e) EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

               (i)    in cash or by check, payable to the order of the Company;

               (ii) except as the Board may, in its sole discretion, otherwise provide in an option agreement, (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (iii) delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

               (iii) to the extent permitted by the Board, in its sole discretion (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) by payment of such other lawful consideration as the Board may determine; or

               (iv)   any combination of the above permitted forms of payment.

6.       RESTRICTED STOCK

         (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

         (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       OTHER STOCK-BASED AWARDS

         The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.       ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

         (a) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

         (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

9.       ACQUISITION EVENTS

         (a) DEFINITION. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

         (b) CONSEQUENCES OF AN ACQUISITION EVENT ON OPTIONS. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

         (c) CONSEQUENCES OF AN ACQUISITION EVENT ON RESTRICTED STOCK AWARDS. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition

Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

         (d) CONSEQUENCES OF AN ACQUISITION EVENT ON OTHER AWARDS. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

10.      GENERAL PROVISIONS APPLICABLE TO AWARDS

         (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) DOCUMENTATION. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

         (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (f) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (g) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (h) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

11.      MISCELLANEOUS

         (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

         (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Company's stockholders. No Awards shall be granted under the Plan after March 24, 2008, but Awards previously granted may extend beyond that date.

         (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant designated as subject to
Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

         (e) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                  AMENDMENT TO
                           1998 STOCK INCENTIVE PLAN
                             OF SAPIENT CORPORATION


     The Sapient Corporation 1998 Stock Incentive Plan (the "Plan") is hereby amended as set forth below:

     1. Section 4 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

                    "Subject to adjustment under Section 8, Awards may be made under the Plan for up to 4,500,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock").

     2.   In all other respects, the Plan shall remain in full force and effect.


                              Adopted by the
                              Board of Directors on April 23, 1999


                              Presented to the
                              Stockholders for their approval on June 15, 1999

PROXY

                              SAPIENT CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 15, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Those signing on the reverse side, revoking all prior proxies, hereby appoint(s) Jerry A. Greenberg and J. Stuart Moore, and each of them, with full power of substitution, as Proxies to represent and vote as designated hereon all shares of stock of Sapient Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 15, 1999, at 1:00 p.m. Boston time, at the offices of the Company, One Memorial Drive, Cambridge, Massachusetts and at any adjournment thereof.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                 IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

_____________________________________      _____________________________________

_____________________________________      _____________________________________

_____________________________________      _____________________________________

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)      ___________

                                                                     SEE REVERSE
                                                                         SIDE
                                                                     ___________

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS

                              SAPIENT CORPORATION


                                 JUNE 15, 1999



                Please Detach and Mail in the Envelope Provided

A |X| PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS III DIRECTOR NOMINEES AND FOR PROPOSAL 2.

                      FOR       WITHHELD
1.  To elect two      | |         | |            Nominees:  R. Stephen Cheheyl
    Class III                                               Carl S. Sloane
    Directors for
    the ensuing
    three years.

       For both nominees except as noted below
    | |__________________________________________




                                                      FOR    AGAINST   ABSTAIN
2.  To approve an amendment to the Company's 1998     | |      | |       | |
    Stock Incentive Plan increasing the number of shares of Common Stock available for issuance thereunder from 2,000,000 to 4,500,000 and

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

MARK BOX RIGHT IF COMMENTS OR ADDRESS CHANGE HAVE BEEN  | |
               NOTED ON THE REVERSE SIDE OF THIS CARD.


Signature:_______________________________________________ Date:_______________


Signature:_______________________________________________ Date:_______________

NOTE: Please sign exactly as name appears hereon. If the stock is registered in the names of two of more persons, each should sign. When signing as an executor, administrator, trustee, guardian, or attorney, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.